Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE
February 11, 2009
CONTACT:	Laura Tuthill (949) 759-5900

AMBASSADORS INTERNATIONAL, INC. ANNOUNCES IT WILL BE A CRUISE ONLY COMPANY AND THAT IT HAS ENGAGED STEPHENS INC. TO SELL PRINCIPAL NON-WINDSTAR ASSETS. THE COMPANY ALSO ANNOUNCES MANAGEMENT CHANGES.

NEWPORT BEACH, CA, February 11, 2009 – Ambassadors International, Inc. (NasdaqGM: AMIE) (the “Company”) announces the engagement of Stephens Inc. (“Stephens”) to sell the Company’s principal non-Windstar assets as well as evaluate corporate capital and debt opportunities available to the Company.

Joe Ueberroth, CEO of the Company, stated, “The Board and management are confident in the strategy to focus all of our capital and efforts on Windstar Cruises and the small ship luxury segment. Further, we believe that Windstar has the most potential upside for our shareholders and a successful sale of our other businesses provides the Company stability in a difficult economy.”

The businesses to be sold by Stephens include the Company’s marine division, including its marina construction and marine operations businesses, and its travel and events division.

The Company also announced effective today that Art Rodney, a thirty year cruise veteran, replaces Joe Ueberroth as the Chairman of the Board and that cruise and corporate headquarters will be consolidated in Seattle, WA over the next several months. In addition, during this transition period the current executive team in Newport Beach, CA will be transitioning out of the Company. The Company has already commenced a search for experienced cruise executives to replace Mr. Ueberroth as CEO and Laura Tuthill as CFO.

“I have enjoyed working with Joe over the last year and respect his resolve to put shareowner interest ahead of his personal interest.” commented Mr. Rodney. “The Board requested Joe’s participation in the bidding process for our marine group, since he knows the business well and can move quickly, although we also will actively solicit bids from other interested parties.” In light of Mr. Ueberroth’s anticipated participation in the marine division bidding process, the Board of Directors has formed a special committee to be advised by Stephens.

About Ambassadors International, Inc.

Ambassadors International, Inc. is a cruise, marine, and travel and event company. The Company operates Windstar Cruises, an international, luxury cruise line. The Company is also a global provider of construction and consulting services to marina owners. In addition, the Company provides travel and event services. The Company is transitioning its headquarters from Newport Beach, California to Seattle, Washington. In this press release, any reference to “Company,” “Ambassadors,” “management,” “we,” “us” and “our” refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation, statements regarding anticipated future financial performance and potential utilization of established tax benefits that involve various risks and uncertainties. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic and business conditions; overall conditions in the cruise, marine, travel and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected events that disrupt the operations of our cruise operations; environmental related factors; our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions; our ability to successfully and efficiently operate the businesses that we acquire; our ability to compete effectively in the U.S. and international cruise markets; our ability to compete effectively in the U.S. and international marina construction markets, including our ability to obtain construction contracts; our ability to effectively and efficiently manage our rapid growth; our ability to continue to identify attractive acquisition targets and consummate future acquisitions on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and other factors discussed more specifically in our annual, quarterly and periodic filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Any projections provided in this release are based on limited information currently available to management and are subject to change. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information
For further information please contact: Laura Tuthill of Ambassadors International, Inc. at (949) 759-5900. For further information regarding the proposed sale of the Company’s marine and travel and events divisions, please contact Kerry North of Stephens Inc. at (214) 258-2705.

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